As filed with the Securities and Exchange Commission on August 8, 2019
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	33-0898238
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
949 South Coast Drive, Suite 300
Costa Mesa, California 92626
(714) 438-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Curt A. Christianssen
Executive Vice President and Chief Financial Officer
Pacific Mercantile Bancorp
949 South Coast Drive, Suite 300
Costa Mesa, California 92626
(714) 438-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Joshua A. Dean, Esq.
Sheppard, Mullin, Richter & Hampton LLP
650 Town Center Drive, Tenth Floor
Costa Mesa, California 92626
(714) 513-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and

list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, no par value	3,636,363	$7.38	$26,836,359	$3,252.57
Non-Voting Common Stock, no par value	1,467,155	$7.38	$10,827,604	$1,312.31
Total				$4,564.88

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers such indeterminate number of additional shares of common stock and non-voting common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)
The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices of the registrant's common stock as reported on the NASDAQ Global Select Market on August 6, 2019.

(3)
Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registrant is carrying forward to this registration statement $2,096.91 in registration fees previously paid in connection with a Registration Statement on Form S-3 (No. 333-207368) filed by the registrant, Pacific Mercantile Bancorp, with the SEC on October 9, 2015 (the “Prior Form S-3”). No securities were sold under the Prior Form S-3 and all have been removed from registration. After offsetting the $2,096.91 in registration fees previously paid with respect to securities that were not sold under the Prior Form S-3, the aggregate registration fee due for this offering is $2,467.97.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 8, 2019

PROSPECTUS

3,636,363 Shares of Common Stock
1,467,155 Shares of Non-Voting Common Stock
Offered by the Selling Shareholder

This prospectus relates to the offer and sale from time to time of up to 3,636,363 shares of our common stock and up to 1,467,155 shares of our non-voting common stock (collectively, the “Securities”) by Patriot Financial Partners III, L.P. (“Patriot”) or its pledgees, donees, assigns, transferees or other successors in interest (collectively, the “Selling Shareholders”).
We are registering the resale of the Securities covered by this prospectus as required by the terms of a Registration Rights Agreement dated September 14, 2018 (the “Registration Rights Agreement”), which we entered into with Patriot in connection with its purchase of our securities from Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P. (the “Carpenter Funds”). The Securities covered by this prospectus include the following:

•	2,169,208 shares of our common stock purchased by Patriot from the Carpenter Funds,

•	1,467,155 shares of our non-voting common stock, issued to Patriot upon conversion of Series A Non-Voting Preferred Stock purchased by Patriot from the Carpenter Funds, and

•	1,467,155 shares of our common stock potentially issuable upon conversion of the 1,467,155 shares of non-voting common stock held by Patriot.
As discussed more fully herein, the 1,467,155 shares of non-voting common stock will convert into shares of our common stock on a one-for-one basis upon certain transfers made in accordance with and permitted by guidance and policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”).
The registration of the resale of the Securities covered by this prospectus does not necessarily mean that any of such shares will be offered or sold by the Selling Shareholders. We are not selling any shares of our common stock or non-voting common stock and we will not receive any of the proceeds from the sale of any of the Securities under this prospectus.
After registration, the Selling Shareholders may sell the Securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell the Securities in the section entitled “Plan of Distribution.” We have agreed to bear the expenses in connection with the registration of the Securities offered by the Selling Shareholders. However, we will not pay any underwriting or other discounts or commissions in any offering of the Securities.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “PMBC.” On August 6, 2019, the last reported sale price for our common stock was $7.40 per share. Our non-voting common stock is not listed or quoted on the NASDAQ Stock Market or any other stock exchange or trading market.

Investing in the Securities is subject to numerous risks. Please read carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus.

Our shares of common stock and non-voting common stock are not deposits, nor are they insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency and they may not be used as collateral for a loan from us or Pacific Mercantile Bank, our wholly owned banking subsidiary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2019

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration or continuous offering process. Under the shelf registration process, the Selling Shareholders may, from time to time, offer and sell shares of our common stock and non-voting common stock pursuant to this prospectus. When a Selling Shareholder makes an offer of the Securities pursuant to this prospectus, a prospectus supplement, if required, may also be distributed that will contain specific information about the terms of the offering. Any required prospectus supplement may also add, update or change information contained in this prospectus.
Before purchasing any of the Securities, you should carefully read both this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you.
Neither we nor the Selling Shareholders have authorized anyone to give or provide you with any information different from the information that is contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with any offer made by this prospectus or by any accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or solicitation of an offer to buy any securities other than the Securities to which they relate. Neither we nor any Selling Shareholder are making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
For ease of reference, we will sometimes use the terms “we,” “our,” or “us” in this prospectus to refer to Pacific Mercantile Bancorp and its subsidiaries on a consolidated basis and the “Company” to refer to Pacific Mercantile Bancorp on a “stand-alone” or unconsolidated basis.
FORWARD-LOOKING INFORMATION
This prospectus, including the documents incorporated by reference herein, may contain or incorporate statements that are not historical facts or that discuss our expectations, beliefs or views regarding our future operations or future financial performance, or financial or other trends in our business or in the markets in which we operate, which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “forecast,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The information contained in such forward-looking statements is based on current information available to us and on assumptions that we make about future economic and market conditions and other events over which we do not have control. In addition, our business and the markets in which we operate are subject to a number of risks and uncertainties. Such risks and uncertainties, and the occurrence of events in the future or changes in circumstances that had not been anticipated, could cause our financial condition or actual operating results in the future to differ materially from our expected financial condition or operating results that are set forth in the forward-looking statements contained in this prospectus, including the documents incorporated by reference herein, and could, therefore, also affect the price performance of our common stock or non-voting common stock.
In addition to the risk of incurring loan losses and provision for loan losses, which is an inherent risk of the banking business, these risks and uncertainties include, but are not limited to, the following: the risk that the credit quality of our borrowers declines; potential declines in the value of the collateral for secured loans; the risk that steps we have taken to strengthen our overall credit administration are not effective; the risk of a downturn in the United States or local economy, and domestic or international economic conditions, which could cause us to incur additional loan losses and adversely affect our results of operations in the future; the risk that our interest margins and, therefore, our net interest income will be adversely affected by changes in prevailing interest rates; the risk that we will not succeed in further reducing our remaining nonperforming assets, in which event we would face the prospect of further loan charge-offs and write-downs of assets; the risk that we will not be able to manage our interest rate risks effectively, in which event our operating results could be harmed; the prospect of changes in government regulation of banking and other financial services organizations, which could impact our costs of doing business and restrict our ability to take advantage of business and growth opportunities; the risk that our efforts to develop a robust commercial banking platform may not succeed; and the risk that we may be unable to realize our expected level of increasing deposit inflows. Additional information regarding these and other risks and uncertainties to which our business is subject is contained in the section of this prospectus titled “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2018, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement.
Due to the risks and uncertainties we face, readers are cautioned not to place undue reliance on the forward-looking statements contained in this prospectus, including the documents incorporated by reference herein, which speak only as of the date on which they were made, or to make predictions about future performance based solely on historical financial performance. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in our common stock or non-voting common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.
Pacific Mercantile Bancorp
We are a bank holding company which, through our wholly owned subsidiary, Pacific Mercantile Bank (the “Bank”), engages in the commercial banking business in Southern California. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and, as such, is regulated by the Federal Reserve. Substantially all of our operations are conducted and substantially all of our assets are owned by the Bank, which accounts for substantially all of our consolidated revenues, expenses, and income.
The Bank, which is headquartered in Orange County, California, provides a full range of banking services to small and medium-size businesses and professionals primarily in Orange, Los Angeles, San Bernardino and San Diego counties in Southern California and is subject to competition from, among other things, other banks and financial institutions and from financial services organizations conducting operations in those same markets. The Bank is chartered by the California Department of Business Oversight (the “CDBO”) and is a member of the Federal Reserve Bank of San Francisco. In addition, the deposit accounts of the Bank’s customers are insured by the FDIC up to the maximum amount allowed by law.
Our principal executive offices are located at 949 South Coast Drive, Suite 300, Costa Mesa, California 92626, and our telephone number is (714) 438-2500. We maintain a web site at www.pmbank.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC.
The Offering

Securities to be offered by the Selling Shareholders	Up to 3,636,363 shares of common stock, without par value, and up to 1,467,155 shares of non-voting common stock, without par value.

Use of proceeds	All of the proceeds from sales of the Securities offered by this prospectus will be received by the Selling Shareholders and we will not receive any of those proceeds. See “Use of Proceeds.”

Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “PMBC.” Our non-voting common stock is not listed or quoted on the NASDAQ Stock Market or any other exchange or trading market.

Risk Factors
Investing in our common stock and non-voting common stock involves risks. You should carefully read the information set forth under “Risk Factors” beginning on page 4 of this prospectus, together with all of the other information that is either included in or incorporated by reference into this prospectus, before deciding to invest in our common stock or non-voting common stock.

RISK FACTORS

An investment in the Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below that are specific to our common stock and non-voting common stock as well as those that could affect us and our business that are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q as well as any risk factors set forth in our other filings with the SEC that that are incorporated by reference in this prospectus or any prospectus supplement. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.
The price of our common stock may be volatile or may decline, which may make it more difficult to realize a profit on your investment in our shares of common stock.
The trading prices of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. Our stock price in the future could be adversely affected by other factors including:

•	quarterly fluctuations in our operating results or financial condition;

•	failure to meet analysts’ revenue or earnings estimates;

•	restrictions on our ability to pay cash dividends on our common stock;

•	the imposition of additional regulatory restrictions on our business and operations or an inability to meet regulatory requirements;

•	an inability to successfully implement our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	fluctuations in the stock prices and operating results of our competitors;

•	general market conditions and, in particular, developments related to market conditions for financial services industry stocks;

•	proposed or newly adopted legislative or regulatory changes or developments aimed at the financial services industry; and

•	any future proceedings or litigation that may involve or affect us.
It is unlikely that an active trading market for our non-voting common stock will develop.
The non-voting common stock will not be a liquid investment because no public trading market currently exists for such security and it is unlikely that a market will develop. Potential purchasers of the non-voting common stock should consider carefully the limited liquidity of such investment before purchasing any shares of the non-voting common stock. We are not obligated, and do not intend, to apply for the listing of the non-voting common stock on any securities exchange. Even if a trading market for the non-voting common stock were to develop, it may not continue, and a purchaser of such securities may not be able to sell such securities at or above the price at which they were purchased.
As a bank holding company that conducts substantially all of our operations through our subsidiaries, primarily the Bank, our ability to pay dividends, repurchase shares of our common stock or to repay our indebtedness depends upon liquid assets held by the holding company and the results of operations of our subsidiaries.
The Company is a separate and distinct legal entity from the Bank and the Company receives substantially all of its revenue from dividends paid to the Company by the Bank. There are legal limitations on the Bank’s ability to extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Company. We have agreed that the Bank will not, without the Federal Reserve and the CDBO’s prior written approval, pay any dividends to us. Our inability to receive dividends from the Bank could adversely affect our business, financial condition, results of operations and prospects.
Various statutory provisions restrict the amount of dividends the Bank can pay to us without regulatory approval. The Bank may not pay cash dividends if that payment could reduce the amount of its capital below that amount which is necessary to meet the “adequately capitalized” standard under regulatory capital requirements. It is also possible that, depending upon the financial condition of the Bank and other factors, regulatory authorities could conclude that payment of dividends or other payments, including payments to us, is an unsafe or unsound practice, and as a result, and could impose restrictions on or prohibit such payments. The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve’s view that a bank holding company should pay cash dividends only to the extent that its net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company’s capital needs, asset quality and overall financial condition. We have committed to obtaining approval from the Federal Reserve and the CDBO prior to paying any dividends, or making any distributions representing interest, principal or other sums on subordinated debentures or trust preferred securities. There can be no assurance that our regulators will approve such payments or dividends in the future.
An investment in our common stock or non-voting common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.
An investment in our common stock or non-voting common stock is not a bank deposit and is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock or non-voting common stock is inherently risky for the reasons described in this prospectus and the documents incorporated by reference herein. As a result, if you acquire our common stock or non-voting common stock, you could lose some or all of your investment.
If we sell additional shares of our common stock in the future, our shareholders could suffer dilution in their share ownership and voting power.
Subject to market conditions and other factors, we may determine from time to time to issue additional shares of our common stock or pursue other equity financings to meet capital requirements or support the growth of our business. Further issuance of any shares of our common stock and/or preferred stock would dilute the ownership interests of any holders of our common stock or non-voting common stock at the time of such issuance. In addition, we have issued, and may continue to issue, stock options, warrants, or other stock grants under our equity incentive plan. It is probable that such options will be exercised during their respective terms if the stock price exceeds the exercise price of the particular option, in which case existing shareholders’ share ownership and voting power will be diluted.
Certain banking laws and provisions of our articles of incorporation could discourage a third party from making a takeover offer that may be beneficial to our shareholders.
Provisions of federal banking laws, including regulatory approval requirements, could make it difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders. The acquisition of 10% or more of any class of voting stock of a bank holding company or depository institution, including shares of our common stock, generally creates a rebuttable presumption that the acquirer “controls” the bank holding company or depository institution. Also, a bank holding company must obtain the prior approval of the Federal Reserve before, among other things, acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, including us.
Additionally, our Board of Directors has the power, under our articles of incorporation, to create and authorize the sale of one or more new series of preferred stock without having to obtain shareholder approval for such action. As a result, the Board could authorize the issuance of and issue shares of a new series of preferred stock to implement a shareholders rights plan (often referred to as a “poison pill”) or could sell and issue preferred shares with special voting rights or conversion rights that could deter or delay attempts by our shareholders to remove or replace management, and attempts of third parties to engage in proxy contests and effectuate a change in control of us.
Patriot is a substantial holders of our common stock and our non-voting common stock.
Patriot holds approximately 9.8% of our common stock and 100.0% of our non-voting common stock, representing an aggregated 15.5% equity interest in the Company. Patriot has a representative on our board and the board of the Bank, and has the right to an observer of both boards. Although Patriot’s investment in us was structured to avoid a determination that Patriot controls us under the regulations of the Federal Reserve and other state and federal banking laws, Patriot could have a substantial influence over our corporate policy and business strategy. In pursuing its economic interests, Patriot may have interests that are different from the interests of our other shareholders.
Resales of shares of our common stock in the public market may cause the market price of our common stock to fall.
This prospectus covers the sale of up to 3,636,363 shares of our common stock by the Selling Shareholders, which is equal to approximately 15.5% of our outstanding shares (assuming the conversion of 1,467,155 shares of our non-voting common stock into shares of our common stock on a one-for-one basis). In addition, other shareholders acquired 3,781,230 shares of our common stock simultaneous with Patriot’s acquisition of our Securities, or approximately 17.1% of our outstanding shares of common stock currently outstanding. If the Selling Shareholders or any of the other investors decide to sell a substantial portion of their shares, the market value of our common stock could decline as a result.

The non-voting common stock has limited voting rights.
Holders of the non-voting common stock will not receive any voting rights, including the right to elect any directors, other than limited voting rights as required by law and with respect to matters significantly and adversely affecting the rights and privileges of the non-voting common stock.
Our common stock and non-voting common stock are equity and therefore are subordinate to our indebtedness and Preferred Stock.
Shares of our common stock and non-voting common stock are equity interests in the Company and do not constitute indebtedness. As such, shares of our common stock and non-voting common stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, holders of our common stock and non-voting common stock are subject to the prior dividend and liquidation rights of any holders of any preferred stock then outstanding.
USE OF PROCEEDS

All proceeds from any sales of the shares of common stock or non-voting common stock covered by this prospectus will go to the Selling Shareholders who may offer and sell such securities. Therefore, we will not receive any proceeds from the sale of the Securities by the Selling Shareholders. We will bear the expenses associated with this registration in accordance with the Registration Rights Agreement, including filing and printing fees, accounting fees and expenses and fees and expenses of our legal counsel. However, the Selling Shareholders will bear any discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to their sale of the Securities.

CERTAIN RELATIONSHIPS WITH THE SELLING SHAREHOLDER
Capital Transactions with Patriot
On September 14, 2018, the Carpenter Funds, which were then our largest shareholders, sold all of their equity interests in the Company to certain accredited investors in a privately negotiated transaction (the “Carpenter Disposition Transactions”).
We issued 1,467,155 shares of Series A Non-Voting Preferred Stock to the Carpenter Funds immediately prior to the Carpenter Disposition Transactions, in exchange for 1,467,155 shares of our common stock owned by the Carpenter Funds in order to facilitate the Carpenter Disposition Transactions. The Series A Non-Voting Preferred Stock had substantially the same rights, preferences and privileges as of our common stock, except that holders of Series A Non-Voting Preferred Stock were not entitled to vote on any matter other than as required under California law and each share of Series A Non-Voting Preferred Stock had a liquidation preference of $0.0001 per share over the common stock. The terms of the Series A Non-Voting Preferred Stock further provided that each share of Series A Non-Voting Preferred Stock would convert into one share of non-voting common stock when we amended our articles of incorporation to authorize the issuance of non-voting common stock.
Patriot was the lead investor in the Carpenter Disposition Transactions. On September 14, 2018, Patriot acquired 3,636,363 total common-equivalent shares of the Company from the Carpenter Funds, comprised of 2,169,208 shares of our common stock (9.9% of the total voting shares then outstanding after giving effect to the exchange of the Carpenter Funds’ shares of common stock for shares of Series A Non-Voting Preferred Stock) and all 1,467,155 shares of our Series A Non-Voting Preferred Stock. Immediately after giving effect to the Carpenter Disposition Transactions, Patriot held a 15.6% equity interest in the Company.
Agreements with Patriot
In connection with the Carpenter Disposition Transactions, we entered into the following agreements with Patriot:

Stock Purchase Agreement
On September 14, 2018, we entered in a Stock Purchase Agreement with Patriot and the Carpenter Funds pursuant to which Patriot purchased from the Carpenter Funds 2,169,208 shares of our common stock and 1,467,155 of Series A Preferred Stock. We entered into the Stock Purchase Agreement to facilitate the Carpenter Disposition Transactions. We did not sell any securities or receive any sale proceeds in connection with these transactions. In the Stock Purchase Agreement, we agreed to enter into the Investor Rights Agreement and Registration Rights Agreement with Patriot described below.
Investor Rights Agreement
On September 14, 2018, we entered into an Investor Rights Agreement with Patriot. The Investor Rights Agreement sets forth, among other things, the following agreements between the Company and Patriot:
Board Representation. Patriot has the right to designate one individual (the “Patriot Board Representative”) for appointment to the board of directors of each of the Company (the “Board”) and the Bank, and the Company and the Bank were required to promptly appoint the Patriot Board Representative to their respective boards of directors, subject to all legal, regulatory and Nasdaq Stock Market listing requirements regarding service and election or appointment as a director of the Company and the Bank (the “Qualification Requirements”). We also agreed to recommend to our shareholders the election of the Patriot Board Representative to the Board at each annual or special meeting of our shareholders, subject to satisfaction of the Qualification Requirements. The foregoing rights and obligations with respect the Patriot Board Representative will continue only for so long as Patriot, together with its affiliates, owns in the aggregate 5% or more of the common stock then outstanding (the “Minimum Ownership Interest”), and Patriot has agreed to cause the Patriot Board Representative to resign from the board of directors of each of the Company and the Bank promptly after any written request from the Board if Patriot no longer satisfies the Minimum Ownership Interest. The Patriot Board Representative will be entitled to compensation and indemnification and insurance coverage in connection with his or her role as a director to the same extent as the other members of the board of directors of the Company and the Bank, as applicable, and will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred in attending meetings of such board of directors, or any committee thereof, in accordance with our policies. As of the date hereof, James Deutsch, a current member of the board of directors of the Company and the Bank, is the Patriot Board Representative.
Board Observer Right. For so long as Patriot satisfies the Minimum Ownership Interest, Patriot also has the right to designate a person to attend meetings of the board of directors of the Company and the Bank (including any meetings of committees thereof on which the Patriot Board Representative is permitted to attend) in a nonvoting, nonparticipating observer capacity (the “Observer”). The Observer will not be entitled to compensation, reimbursement of expenses or indemnification from the Company or the Bank, but will be entitled to reimbursement of reasonable and documented out-of-pocket expenses related to attendance at any in-person or telephonic meeting of the board of directors of the Company or the Bank at which the Patriot Board Representative is not in attendance.
Shareholder Approval Requirement. We also agreed that we would ask our shareholders to approve an amendment to our articles of incorporation creating a newly designated series of non-voting common stock at our next annual meeting of shareholders. We agreed to recommend that our shareholders approve the amendment at the annual meeting, to use our best efforts to obtain shareholder approval of the amendment and to continue asking our shareholders to approve the amendment at subsequent shareholder meetings until approved by our shareholders.
On May 15, 2019, our shareholders approved an amendment to our articles of incorporation authorizing our issuance of non-voting common stock. The amendment became effective on May 15, 2019 and all of 1,467,155 outstanding shares of our Series A Non-Voting Preferred Stock owned by Patriot converted into shares of our non-voting common stock on that date on a one-for-one basis. As a result, no shares of Series A Non-Voting Preferred Stock are outstanding. As amended, our articles of incorporation provide that shares of our non-voting common stock will convert into shares of our common stock on an one-for-one basis upon certain transfers made in accordance with and permitted by guidance and policies of the Federal Reserve. See “Description of Capital Stock - Non-Voting Common Stock.”
Information Rights. We agreed to provide to Patriot all materials delivered to the boards of directors of the Company and the Bank, and their respective committees, with customary exceptions, for as long as Patriot owns the Minimum Ownership Interest.
Voting Agreement. With respect to any matter for which the non-voting equity securities acquired by Patriot pursuant to the Carpenter Disposition Transactions (originally consisting of the shares of Series A Non-Voting Preferred Stock and currently the shares of non-voting common stock) have a voting right under applicable law, Patriot has agreed to vote such shares in the same proportion as the Company’s other shareholders collectively vote with respect to such matter; provided, however, that Patriot is permitted to vote such shares in any manner it chooses on any matter on which it is required by law to vote and that would adversely affect the terms, rights, and privileges of such shares compared to the terms, rights, preferences, or privileges of shares of our common stock.
Registration Rights Agreement
On September 14, 2018, we also entered into a Registration Rights Agreement with Patriot. The Registration Rights Agreement requires us, at our sole expense, (i) to file, within one year, a registration statement on Form S-3 with the SEC to register, under the Securities Act, the resale of the shares of common stock and shares of Series A Non-Voting Preferred Stock that Patriot purchased from the Carpenter Funds and the shares of non-voting common stock into which the Series A Non-Voting Preferred Stock converted and the shares of common stock into which the shares of non-voting common stock may convert and (ii) to use our commercially reasonable efforts to have the registration statement declared effective by the SEC within 60 days of the filing date. We are required to continuously maintain the effectiveness of the registration statement for so long as the Securities are outstanding, unless all of the Securities have been sold pursuant to the registration statement or Rule 144 under the Securities Act or otherwise become eligible for sale without time, volume or manner of sale restrictions in accordance with Rule 144 under the Securities Act.
We filed the registration statement of which this prospectus is a part to satisfy our obligations to Patriot under the Registration Rights Agreement. We have registered the resale of the shares of common stock that Patriot purchased from the Carpenter Funds, the shares of non-voting common stock into which the Series A Non-Voting Preferred Stock converted, and the shares of common stock into which the shares of non-voting common stock may convert. We have not registered shares of Series A Non-Voting Preferred Stock because there are no longer any shares of Series A Non-Voting Preferred Stock outstanding.

THE SELLING SHAREHOLDER
The Selling Shareholders may offer for sale from time to time in the future up to an aggregate of 2,169,208 shares of common stock purchased by Patriot from the Carpenter Funds, 1,467,155 shares of non-voting common stock, which was issued upon conversion of Series A Non-Voting Preferred Stock purchased by Patriot from the Carpenter Funds, and 1,467,155 shares of common stock potentially issuable upon conversion of the 1,467,155 shares of non-voting common stock. See “Certain Relationships with the Selling Shareholder” for additional information.
The following table sets forth (1) the number of shares of our common stock and non-voting common stock beneficially owned by Patriot as of the date of this prospectus; and (2) the number of shares of our common stock and non-voting common stock that will be beneficially owned by Patriot assuming it sells all of the shares offered hereby. There are currently no agreements, arrangements or understandings with respect to the sale of any of the Securities.
The table below is prepared based on information supplied to us by Patriot and reflects its beneficial ownership of our common stock and non-voting common stock as of August 6, 2019. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Except as otherwise indicated below, Patriot has sole voting and investment power with respect to all Securities shown as beneficially owned by it.

	Common Stock					Non-Voting Common Stock
Name of Selling Shareholder	Shares Beneficially Owned Prior to the Offering		Shares That May Be Sold Hereby (1)	Shares Beneficially Owned After This Offering (2)		Shares Beneficially Owned Prior to the Offering		Number of Shares That May Be Sold Hereby	Shares Beneficially Owned After This Offering (2)
	#	%(3)		#	%(3)	#	%		#	%
Patriot Financial Partners III, L.P.	2,169,208	9.8	3,636,363	0	0	1,467,155	100.0	1,467,155	0	0

(1)	Represents 2,169,208 outstanding shares of our common stock and 1,467,155 shares of common stock issuable upon conversion of Patriot’s 1,467,155 shares of non-voting common stock.

(2)	Assumes all shares offered hereby are sold by the Selling Shareholder.

(3)	Percentage of common stock beneficially owned is based on 22,051,371 shares of our common stock outstanding as of August 6, 2019.

Patriot has represented to us that the Securities which it owns were purchased in the ordinary course of its business, and at the time of purchase, Patriot had not agreements or understandings, directly or indirectly, with any person to distribute those securities.

DESCRIPTION OF CAPITAL STOCK
General
This section summarizes rights of our capital stock, certain provisions of our articles of incorporation, as amended and restated, which we refer to as our articles of incorporation, and our bylaws, and certain provisions of applicable law. The following description is only a summary and does not purport to be complete and is qualified by reference to our articles of incorporation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
Authorized Capitalization
Our authorized capital stock consists of:

▪	85,000,000 shares of common stock, no par value per share;

▪	2,000,000 shares of non-voting common stock, no par value per share; and

▪	2,000,000 undesignated shares of preferred stock, no par value per share.
Common Stock
Voting Rights
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, provided that shareholders may cumulate votes in the election of our directors (that is, to give any candidate, or any number of candidates, standing for election a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled). The candidates who receive the highest number of votes will be elected as directors.
Dividends
Subject to the preference in dividend rights of any series of preferred stock which we may issue in the future, the holders of common stock are entitled to receive such cash dividends, if any, as may be declared by the Board out of legally available funds; provided, that no dividend may be declared or paid on shares of common stock unless a dividend of equal amount is also concurrently declared or paid, as applicable, on non-voting common stock. However, our ability to pay dividends also will depend on the extent to which our capital exceeds minimum capital requirements under applicable laws and regulations. Further, because dividends from the Bank represent the principal source of funds available to us to pay cash dividends to our shareholders, government regulations, including the laws of the State of California, as they pertain to the payment of cash dividends by California state chartered banks, also affect our ability to pay cash dividends to our shareholders.
Liquidation, Dissolution and Winding Up
Upon liquidation, dissolution or winding up, after payment of all debts and liabilities, including funds of depositors, and after payment of the liquidation preferences of any shares of preferred stock then outstanding, all assets that are legally available for distribution shall be distributed to the holders of the common stock and the non-voting common stock pro rata based, respectively, on the number of shares of common stock outstanding at such time and the number of shares of common stock into which the non-voting common stock outstanding at such time then be convertible based on the then-effective conversion ratio.
Fully Paid and Non-Assessable
All of our outstanding shares of common stock, including the shares of common stock to be offered hereby, are fully paid and non-assessable.
Non-Voting Common Stock
Voting Rights
Holders of non-voting common stock are not entitled to vote on matters submitted to a vote of shareholders except as required by law. With respect to matters on which holders of non-voting common stock are entitled to vote as a matter of law, holders of non-voting common stock are entitled to one vote per share.

Dividends
Subject to the preference in dividend rights of any series of preferred stock which we may issue in the future, holders of non-voting common stock are entitled to receive ratable dividends as provided herein only if and when dividends are concurrently declared and payable on the shares of common stock of the Company, out of any assets legally available therefor, which dividends shall be payable when, as and if declared by the Board. The right to receive dividends on the non-voting common stock is not be cumulative. The full amount and form of dividends, if any, declared and payable on each share of non-voting common stock in connection with the declaration and payment of any dividend on the common stock will be the amount equal to and in the same form or forms as the dividend concurrently declared and payable on one share of common stock multiplied by the conversion ratio for the non-voting common stock (as described below) in effect as of immediately prior to the payment of the dividend; provided, however, that any dividend on common stock that is payable in shares of common stock shall not be declared or paid on the non-voting common stock, but instead shall result in an adjustment to the conversion ratio (in effect as of immediately prior to the payment of the dividend) as provided in our articles of incorporation; provided further, that if a dividend on common stock is payable in rights or warrants to subscribe for shares of common stock or purchase common stock pursuant to a conversion feature in a debt or equity security or otherwise, the corresponding dividend on the non-voting common stock shall consist of an identical right or warrant except that (a) it shall be to acquire a number of shares of non-voting common stock equal to the number of shares of common stock that would have been subject to such right or warrant but for this provision, and (b) the exercise price of such right or warrant shall be multiplied by an amount equal to the conversion ratio.
As described above, our ability to pay dividends also will depend on the extent to which our capital exceeds minimum capital requirements under applicable laws and regulations. Further, because dividends from the Bank represent the principal source of funds available to us to pay cash dividends to our shareholders, government regulations, including the laws of the State of California, as they pertain to the payment of cash dividends by California state chartered banks, also affect our ability to pay cash dividends to our shareholders.
Transfer Restrictions
Patriot and affiliates of Patriot may only transfer shares of non-voting common stock (1) to an affiliate of Patriot, (2) to the Company, (3) pursuant to a public offering or public sale of our securities (including, without limitation, a public offering registered under the Securities Act and a public sale pursuant to Rule 144 under the Securities Act or any similar rule then in force), (4) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of our voting securities, or (5) to a transferee that would control more than 50% of our voting securities without any transfer from Patriot or any affiliate of Patriot.
Conversion
Each share of non-voting common stock will convert, automatically and without any action by any person, into fully paid and non-assessable share or shares of common stock at the then-effective conversion ratio upon any permitted transfer of such share to any person other than Patriot or any affiliate of Patriot.
We may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any the Federal Reserve, the FDIC, the CDBO or any other state or federal regulator having jurisdiction over us or the Bank as to compliance with the Federal Deposit Insurance Company Act, the Bank Holding Company Act, the Federal Reserve Act, the Home Owners’ Loan Act, or the California Financial Code, with respect to the restrictions on the transfer of the non-voting common stock that are required in order to preserve the “non-voting” classification of the non-voting common stock for regulatory purposes. Any such restriction would be imposed and deemed effective immediately upon our transmittal of written notice to the applicable holder specifying the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within 180 days after the event giving rise to such conversion.
Conversion Ratio and Potential Adjustments
The conversion ratio for non-voting common stock is initially one share of common stock for each share of non-voting common stock (i.e., “one for one”), but is subject to potential adjustment in our articles of incorporation as described below.
In the event of any stock dividend, stock split, recombination or other similar event affecting the common stock, the then effective conversion ratio will be adjusted by multiplying such conversion ratio by a fraction, (1) the numerator of which is the number of shares of common stock outstanding immediately after the effective time of such event (excluding for such purpose shares of common stock issuable upon the conversion of the non-voting common stock but including any other securities convertible into or exchangeable for shares of common stock), and (2) the denominator of which is the number of shares of common stock outstanding immediately prior to the effective time of such event (excluding for such purpose shares of common stock issuable upon the conversion of the non-voting common stock but including any other securities convertible into or exchangeable for shares of common stock). However, if such adjustment would result in an unjust or disproportionate adjustment to the conversion ratio, then such adjustment shall be revised to cause the result to be as nearly as possible equitable and just as among all holders of our capital stock.
In the event of (a) the acquisition by any person (including a group of related persons within the meaning of Rule 13d-2 of the Securities Act) of (1) more than 50% of our outstanding capital stock or (2) all or substantially all of our assets (including without limitation the sale of more than two-thirds of the capital stock that we hold in the Bank); or (2) our merger with or into any person, or of any person with or into us, immediately after which our shareholders (as measured immediately prior to completion of the transaction) own less than a majority of the combined capital stock or membership interests of the surviving entity, then, in each such case, proper provision shall be made so that the holders of the non-voting common stock will be entitled to receive in exchange for or in respect of their shares of non-voting common stock the same form and amount of consideration, if any, as the holders of the common stock receive in exchange for or in respect of their shares of common stock, with the amount of such consideration, if any, to be received for or in respect of each share of non-voting common stock to be equal to the product of (x) the amount that would be received by a holder of one share of common stock multiplied by (y) the then effective conversion ratio.
Liquidation, Dissolution and Winding Up
Upon liquidation, dissolution or winding up, after payment of all debts and liabilities, including funds of depositors, and after payment of the liquidation preferences of any shares of preferred stock then outstanding, all assets that are legally available for distribution shall be distributed to the holders of the common stock and the non-voting common stock pro rata based, respectively, on the number of shares of common stock outstanding at such time and the number of shares of common stock into which the non-voting common stock outstanding at such time then be convertible based on the then-effective conversion ratio.
Fully Paid and Non-Assessable
All of the outstanding shares of non-voting common stock, including the shares of non-voting common stock to be offered hereby, are fully paid and non-assessable.
Preferred Stock
The Board has the authority, without further action by the shareholders, to issue up to 2,000,000 shares of preferred stock in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including voting rights, terms of redemption, redemption prices, liquidation preference and the number of shares constituting any series or the designation of such series. The rights of the holders of common stock and non-voting common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. There are currently no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.
Anti-Takeover Provisions of California Law and our Articles of Incorporation and Bylaw Provisions
Set forth below is a summary of the relevant provisions of our articles of incorporation and bylaws and certain applicable sections of the Corporations Code of California. For additional information we refer you to the provisions of our articles of incorporation, our bylaws and such sections of the Corporations Code of California.
Blank Check Preferred Stock
The authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock, including rights to acquire preferred stock in connection with implementing a shareholder rights plan, with voting or other rights or preferences that could impede the success of any attempt to change our control. For example, although it presently has no plans to do so, the Board, without shareholder approval, may issue preferred stock with voting or conversion rights which could adversely affect the voting power of the holders of common stock. This provision may be deemed to have a potential anti-takeover effect, because the issuance of such preferred stock may delay or prevent a change of control of the Company. Furthermore, shares of preferred stock, if any are issued, may have other rights, including economic rights, senior to common stock, and, as a result, the issuance thereof could depress the market prices of the common stock.
Advance Notice Requirements for Shareholder Proposals and Director Nominees
Our bylaws provide that shareholders seeking to make nominations of candidates for election as directors, or to bring other business before an annual or special meeting of the shareholders, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice must be delivered to the Secretary at our principal executive offices not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Our bylaws also specify certain requirements as to the form and content of a shareholder’s notice. These provisions may restrict the ability of our shareholders to bring business before our annual meeting of shareholders or to make nominations for directors at our annual meeting or any special meeting of shareholders.
Section 1203 of the Corporations Code of California
Section 1203 of the Corporations Code of California includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing a change in control or management of our company. First, if an “interested person” makes an offer to purchase the shares of some or all of our shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls our company, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If after receiving an offer from such an "interested person" we receive a subsequent offer from a neutral third party, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.
Section 1203 and other provisions of California law could make it more difficult for a third party to acquire a majority of our outstanding voting stock, by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of our company or other changes in our management.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and non-voting common stock is Computershare Investor Services.
Exchange Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “PMBC.” Our non-voting common stock is not listed or quoted on the NASDAQ Stock Market or any other stock exchange or trading market.

PLAN OF DISTRIBUTION
The securities offered pursuant to this prospectus may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. All or a portion of the securities offered by this prospectus may be offered for sale from time to time on the NASDAQ Global Select Market or on any other stock exchange, market, including the over-the-counter market, or trading facility on which the Securities are traded, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices and terms then obtainable, or at fixed prices, which may be changed. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
The distribution of the Securities may be effectuated in one or more transactions using any one or more of the following methods:

•	ordinary brokerage transactions;

•	privately negotiated transactions,

•	sales to one or more dealers for resale of such securities as principals;

•	transactions involving block trades;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	any combination of the foregoing; or

•	any other method permitted by applicable law.
To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the Securities through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of the Securities, including:

•	the number and type of Securities;

•	the prices of such Securities;

•	the proceeds to the Selling Shareholder from the sale of such Securities;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concession allowed to or paid to dealers.
In effectuating sales of the Securities, broker-dealers engaged by a Selling Shareholder may arrange for other broker-dealers to participate in the resales. Broker-dealers or agents may receive compensation in the form of usual and customary or specifically negotiated commissions, discounts, concessions or fees from a Selling Shareholder. Broker-dealers or agents also may receive compensation from the purchasers of the Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.
In connection with the sale of the Securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions its assumes. The Selling Shareholders may also sell the Securities short and deliver these securities to close out its short positions or to return borrowed securities in connection with such short sales, or loan or pledge the Securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which would require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Shareholders have been advised that they may not use the Securities registered on this registration statement to cover short sales of the Securities made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The Selling Shareholders and any broker-dealers or agents that participate in the distribution of the Securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with sales of the Securities offered pursuant to this prospectus. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. If any Selling Shareholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, such Selling Shareholder may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If any Selling Shareholder is deemed to be an “underwriter,” such Selling Shareholder will also be subject to the prospectus delivery requirements of the Securities Act.
Under current applicable rules and regulations of the Exchange Act, any person engaged in the distribution of the Securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of such distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of any sale of the Securities being offered pursuant to this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the resale of the Securities covered by this prospectus, other than brokerage fees, commissions and any applicable transfer taxes, which will be paid by the Selling Shareholders. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act. We have agreed, in the Registration Rights Agreement, to indemnify Patriot against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and Patriot may be entitled to contribution. We may be indemnified by the Selling Shareholders against certain losses, claims, damages and liabilities that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus and the registration statement of which this prospectus forms a part, or we may be entitled to contribution.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the Securities offered hereby. The Selling Shareholders are not obligated to, and there is no assurance that the Selling Shareholders will, sell any or all of the Securities registered pursuant to the registration statement, of which this prospectus forms a part. The Selling Shareholders might instead transfer, devise or gift any such shares by other means not described in this prospectus, including pursuant to one or more transactions exempt from registration under the Securities Act, if available. In addition, any such shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.
We may suspend the use of this prospectus for any period and at any time, including, without limitation, in the event of pending corporate developments, public filings with the SEC, and similar events.

LEGAL MATTERS
The validity of the issuance of the shares of our common stock and non-voting common stock offered by this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP.
EXPERTS
The consolidated financial statements as of and for the years ended December 31, 2017 and 2018 incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of RSM US LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.
We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed with the SEC on March 11, 2019);

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 15, 2019);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019 (filed with the SEC on May 3, 2019 and August 2, 2019, respectively);

•
our Current Reports on Form 8-K filed with the SEC on January 3, 2019, March 5, 2019 (with respect to Item 5.02 only), March 21, 2019, April 26, 2019 and May 16, 2019 (other than any information in such reports that was furnished and is not be deemed “filed” for purposes of Section 18 of the Exchange Act); and

•
the description of our common stock contained in our registration statement on Form 8-A, filed under the Exchange Act on June 9, 2000, including any amendment or report hereafter filed for the purpose of updating such description, including our Current Report on Form 8-K dated August 16, 2011.

We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the completion of the offerings under this prospectus and any prospectus supplement. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.
We will provide to each person, including any beneficial owner, to whom a prospectus (or notice of registration in lieu thereof) is delivered, a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:
Pacific Mercantile Bancorp
Attn: Corporate Secretary
949 South Coast Drive, Suite 300
Costa Mesa, California 92626
Telephone: (714) 438-2500

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC with respect to the common stock and non-voting common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement, or to documents incorporated by reference into this prospectus, for copies of the actual contract, agreement or other document.
We file electronically with the SEC our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make available on or through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. You also may request copies of such documents by contacting the Company’s Corporate Secretary at (714) 438-2500. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Pacific Mercantile Bancorp. The SEC’s Internet site can be found at http://www.sec.gov.

3,636,363 Shares of Common Stock
1,467,155 Shares of Non-Voting Common Stock
Offered by the Selling Shareholders

_______________, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the common stock and non-voting common stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,467.97
Legal fees and expenses	35,000.00
Accounting fees and expenses	7,000.00
Miscellaneous	1,000.00
Total	$45,467.97

Item 15. Indemnification of Directors and Officers
Section 317 of the California Corporations Code (the “California Code”) authorizes a corporation to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, as the term “agent” is defined in section 317(a) of the California Code, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. A corporation is further authorized to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.
Section 204 of the California Code provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Code (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the California Code (concerning directors’ liability for distributions, loans, and guarantees).
Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.
Our articles of incorporation eliminate the liability of each of our directors for monetary damages to the fullest extent permissible under California law. Our articles of incorporation further authorizes us to provide indemnification to our officers and directors to the fullest extent permissible under California law and in excess of that otherwise permitted under Section 317 of the California Code. Our bylaws also provide for similar indemnification of our officers and directors to the maximum extent permitted by California law.

In January 2000, the shareholders of the Bank, which was the predecessor of the Company, approved indemnification agreements entered into by the Bank with its directors and executive officers and authorized the Company to enter into similar agreements with its directors and officers. These agreements require the Company and the Bank, among other things, (i) to indemnify their respective directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company or the Bank, or in the case of a shareholder derivative action, opposed to the best interests of the Company and its shareholders), (ii) to advance the expenses such directors or officers may incur as a result of or in connection with the defense of any proceeding brought against them as to which they could be indemnified, subject to an undertaking by the indemnified party to repay such advances if it is ultimately determined that he or she is not entitled to indemnification, and (iii) to obtain officers’ & directors’ liability insurance if available on reasonable terms.
We also have obtained directors’ and officers’ liability insurance for our directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling our Company as described above, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We believe that our articles of incorporation and the indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Pursuant to the Registration Rights Agreement, we have agreed to indemnify Patriot against certain losses, claims, damages, liabilities and expenses in connection with the registration of our common stock and non-voting common stock, including liabilities under the Securities Act, and Patriot may be entitled to contribution.
The foregoing summaries are necessarily subject to the complete text of the California Code, our articles of incorporation, our amended and restated bylaws and the indemnification agreements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Pacific Mercantile Bancorp (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019.)

3.2	Pacific Mercantile Bancorp Bylaws, amended and restated as of May 16, 2018 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2018.)

4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 28, 2000.)

5.1	Opinion of Sheppard, Mullin, Richter and Hampton, LLP

23.1	Consent of RSM US LLP

23.3	Consent of Sheppard, Mullin, Richter and Hampton, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages)

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on August 8, 2019.

PACIFIC MERCANTILE BANCORP
(Registrant)

By:	/s/ THOMAS M. VERTIN
Thomas M. Vertin President and Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned directors and officers of Pacific Mercantile Bancorp, do hereby constitute and appoint Thomas M. Vertin and Curt A. Christianssen, and each of them, individually, our true and lawful attorneys-in-fact and agents, each with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and each of them with full power to do any and all acts and things in our names and in any and all capacities, which such attorneys-in-fact and agents and, either of them, may deem necessary or advisable to enable Pacific Mercantile Bancorp to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS M. VERTIN	President, Chief Executive Officer and Director	August 8, 2019
Thomas M. Vertin	(Principal Executive Officer)

/s/ CURT A. CHRISTIANSSEN	Chief Financial Officer (Principal Financial Officer)	August 8, 2019
Curt A. Christianssen

/s/ NANCY GRAY	Chief Accounting Officer (Principal Accounting Officer)	August 8, 2019
Nancy Gray

/s/ EDWARD J. CARPENTER	Chairman of the Board of Directors	August 8, 2019
Edward J. Carpenter

/s/ JAMES F. DEUTSCH	Director	August 8, 2019
James F. Deutsch

/s/ SHANNON F. EUSEY	Director	August 8, 2019
Shannon F. Eusey

/s/ MICHAEL P. HOOPIS	Director	August 8, 2019
Michael P. Hoopis

/s/ DENIS P. KALSCHEUR	Director	August 8, 2019
Denis P. Kalscheur

/s/ MICHELE S. MIYAKAWA	Director	August 8, 2019
Michele S. Miyakawa

/s/ DAVID J. MUNIO	Director	August 8, 2019
David J. Munio

/s/ STEPHEN P. YOST	Director	August 8, 2019
Stephen P. Yost

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Pacific Mercantile Bancorp (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019.)

3.2	Pacific Mercantile Bancorp Bylaws, amended and restated as of May 16, 2018 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2018.)

4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 28, 2000.)

5.1	Opinion of Sheppard, Mullin, Richter and Hampton, LLP

23.1	Consent of RSM US LLP

23.3	Consent of Sheppard, Mullin, Richter and Hampton, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages)